Pinnacle West Capital Corporation
Quarterly Consolidated Statistical Summary
Periods Ended September 30, 2005 and 2004
List of Contents
2005 Third Quarter Summary
2005 Year-to-Date
2004 by Quarter
2003 by Quarter
2002 by Quarter
Quarters may not sum to totals due to rounding.
Certain current and prior year amounts have been reclassified to conform to current period presentation.
The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2005Q3QuarStatsGloss.pdf
This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html